UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007 (November 26, 2007)

TRAVELCENTERS OF AMERICA LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33274 (Commission File Number)	20-5701514 (IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio (Address of Principal Executive Offices)	44145 (Zip Code)

440-808-9100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 26, 2007, the board of directors of TravelCenters of America LLC, or TravelCenters, appointed Andrew J. Rebholz (age 42) as Chief Financial Officer, Treasurer and an Executive Vice President of TravelCenters.  As a result of this appointment and effective November 26, 2007, John R. Hoadley is no longer Chief Financial Officer and Treasurer of TravelCenters, but will continue to serve as Executive Vice President of TravelCenters.

Mr. Rebholz has served as Senior Vice President and Controller of TravelCenters since January 31, 2007.  Prior to that time, he served as Vice President and Controller of TravelCenters’ predecessor, TravelCenters of America, Inc., or TCA, beginning in July 2002.

As described with respect to other executive officers of TravelCenters under the heading “Other Transaction Benefits” in Item 11 (Executive Compensation) of TravelCenters’ Annual Report on Form 10-K for the year ended December 31, 2006, or the 2006 10-K, Mr. Rebholz held equity shares and share options of TCA prior to the acquisition of TCA by our former parent company, Hospitality Properties Trust.  Mr. Rebholz received from TCA $360,436 on account of his TCA shares, $1,676,835 on account of his TCA options, TCA forgave his obligations under a note payable ($48,423 including interest) and Mr. Rebholz received from TCA a transaction bonus of $345,000.  Mr. Rebholz participates in an executive retention plan described under the heading “Executive Retention Plan” in Item 11 (Executive Compensation) of the 2006 10-K under which he is due payments of $145,000 and $200,000 on December 31, 2007 and January 31, 2009, respectively, if he is still employed by TravelCenters at such dates.

Mr. Rebholz’ base salary was set at $275,000 per annum in connection with his appointment.  Eighty percent of Mr. Rebholz’ base salary ($220,000 per annum) and other cash compensation will be paid by TravelCenters and the remainder will be paid by Reit Management & Research LLC, or Reit Management, with whom we contract for management and shared services. Mr. Rebholz has been appointed an officer of Reit Management.  As described under the heading “Compensation Committee Report - Compensation Discussion and Analysis – Annual Bonus” in Item 11 (Executive Compensation) of the 2006 10-K, each of TravelCenters’ executives is eligible to receive an annual performance based cash bonus and equity awards under TravelCenters’ equity compensation plan.  Mr. Rebholz received a cash bonus for 2007 of $125,000 and, on November 26, 2007, he was granted 5,000 restricted common shares (valued at $74,950 based upon the closing price on the date of grant) which vest over a four year period.

Item 9.01.	Financial Statements and Exhibits.

 (d)           Exhibits

10.1	Form of Restricted Share Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC By: /s/ Andrew J. Rebholz
Andrew J. Rebholz Executive Vice President and Chief Financial Officer

Dated: November 30, 2007